Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of February 27, 2026 (the “Effective Date”), is by and among YY Group Holding Limited, a British Virgin Islands business company registered with company number 2118556 (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, the “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchasers, and each of the Purchasers, severally and not jointly, desires to purchase from the Company, (i) up to Eleven Million Eight Hundred Eighty Thousand Dollars ($11,880,000) in aggregate principal face amount of 8% OID Convertible Promissory Notes of the Company, substantially in the form attached hereto as Exhibit A (collectively, the “Notes”, and each, individually, a “Note”), which Notes shall be convertible into Class A Ordinary Shares (as defined below) pursuant to the terms and conditions set forth in the Notes, and (ii) related warrants to purchase Class A Ordinary Shares, substantially in the form attached hereto as Exhibit B (collectively, the “Warrants”, and each, individually, a “Warrant”); and

WHEREAS, the Company and each Purchaser is executing and delivering this Agreement with respect to the Securities (as defined below) in reliance upon the effective registration statement on Form F-3 (SEC File 333-286705) (as amended, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, for the registration of the Securities, as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462(b) of the Securities Act), including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act, and the prospectus supplement complying with Rule 424(b) of the Securities Act that is filed by the Company with the SEC and that is delivered by the Company to each Purchaser on or prior to the Initial Tranche Closing in connection with this Agreement (including the documents incorporated by reference therein, the “Prospectus Supplement”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

1. DEFINITIONS.

In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth below:

“Accelerated Closing” has the meaning set forth in Section 2(d).

“Accelerated Participation Deadline” has the meaning set forth in Section 2(d).

“Accelerated Payment” has the meaning set forth in Section 2(d).

“Accelerated Payment Notice” has the meaning set forth in Section 2(d).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Aggregate OID” has the meaning set forth in Section 2(a).

“Applicable Portion” has the meaning set forth in Section 2(d).

“Amended and Restated Memorandum and Articles of Association” means the amended and restated memorandum and articles of association of the Company as amended and restated by a resolution of shareholders passed on November 3, 2023 and filed on November 10, 2023, and further amended and restated by a resolution of shareholders passed on December 31, 2025, and filed on January 16, 2026, and as amended and/or restated (as the case may be) from time to time.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control” means (a) other than a shareholder that holds such a position as of the Effective Date, if a Person comes to have beneficial ownership, control or direction over more than forty percent (40%) of the voting rights attached to any class of voting securities of the Company or any of its Subsidiaries, or (b) the sale or other disposition by the Company or any of its Subsidiaries in a single transaction, or in a series of transactions, of all or substantially all of the assets of the Company or its Subsidiaries.

“Class A Ordinary Shares” means the Class A Ordinary Shares of the Company with no par value, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Class B Ordinary Shares” means the Class B Ordinary Shares of the Company with no par value, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Closing” means any closing of the purchase and sale of Notes and Warrants pursuant to Section 2.

“Closing Date” means any of the Initial Tranche Closing Date, the Second Tranche Closing Date or the date of any Accelerated Closing, as the context shall require.

“Conversion Price” shall have the meaning ascribed to such term in the Notes.

“Conversion Shares” means the Class A Ordinary Shares issuable upon conversion of the Notes in accordance with the terms of the Notes.

“Defaulting Purchaser” has the meaning set forth in Section 2(d).

“Defaulting Purchaser Notes and Warrants” has the meaning set forth in Section 2(d).

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for Company.

“Escrow Agent” means Olshan Frome Wolosky LLP.

“Escrow Agreement” means an escrow agreement, by and among the Escrow Agent, the Lead Investor and the Company, in form and substance satisfactory to Lead Investor.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (i) the Securities and any Class A Ordinary Shares or Ordinary Share Equivalents or other securities issued or issuable, upon the conversion, exercise, or exchange of any Securities issued or issuable hereunder or under the Notes or Warrants, as applicable, (ii) securities (other than the securities referred to in clause (i)), exercisable or exchangeable for or convertible into Class A Ordinary Shares issued and outstanding on the Effective Date, provided that such securities have not been amended since the Effective Date to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, (iii) Class A Ordinary Shares, restricted stock units or stock options (and Class A Ordinary Shares issued upon exercise of such securities) to employees, officers, consultants, advisors or directors of the Company in consideration of services to the Company pursuant to any stock or option plan duly adopted for such purpose by all of the members of the Board of Directors, provided that the number of such Class A Ordinary Shares issued pursuant to this clause (iii) shall not exceed 10% of the issued and outstanding Class A Ordinary Shares as of the Effective Date, (iv) securities issued pursuant to acquisitions or strategic transactions unanimously approved by the disinterested directors of the Company, provided that (A) such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, (B) any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (C) the number of such Class A Ordinary Shares issued pursuant to this clause (iv) shall not exceed 10% of the issued and outstanding Class A Ordinary Shares as of the Effective Date, and (v) Class A Ordinary Shares issued by the Company under the “at-the-market” offering under that certain At The Market Sales Agreement by and between the Company and Spartan Capital Securities, LLC (the “2026 ATM”).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

“Initial Tranche Escrow Amount” means, with respect to each Purchaser, an amount equal to such Purchaser’s Initial Tranche Purchase Price multiplied by the ratio equal to $1,000,000 divided by $5,500,000.

“Initial Tranche Note” has the meaning set forth in Section 2(a)(i).

“Initial Tranche Preferred Stock Purchase” has the meaning set forth in Section 6(b).

“Initial Tranche Purchase Price” means, with respect to each Purchaser, an amount equal to such Purchaser’s Initial Tranche Subscription Amount divided by 108% (reflecting the OID with respect to such Purchaser’s Initial Tranche Note).

“Initial Tranche Subscription Amount” has the meaning set forth in Section 2(a)(i).

“Knowledge” means, with respect to any Person, (x) such Person is actually aware of such fact or matter or (y) such Person should reasonably have been expected to discover or otherwise become aware of such fact or matter after reasonable investigation, and for purposes hereof it shall be assumed that such Person has conducted a reasonable investigation of the accuracy of the representations and warranties set forth herein.

“Lead Investor” means Ault Lending, LLC.

“Lien” means any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

“OID” has the meaning set forth in Section 2(a).

“Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares or Ordinary Share Equivalents.

“Ordinary Shares” means (i) Class A Ordinary Shares, (ii) Class B Ordinary Shares and (iii) any other equity securities of the Company, and any other shares issued or issuable with respect to any of the foregoing (whether by way of a share dividend or share split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event), or any of the foregoing, as the context shall require.

“Origination Fee” has the meaning set forth in Section 6(c).

“Placement Agent” means Spartan Capital Securities, LLC.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Market” means the Nasdaq Capital Market.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Second Tranche Escrow Amount” means, with respect to each Purchaser, an amount equal to such Purchaser’s Second Tranche Purchase Price multiplied by the ratio equal to $1,000,000 divided by $5,500,000.

“Second Tranche Note” has the meaning set forth in Section 2(a)(ii).

“Second Tranche Preferred Stock Purchase” has the meaning set forth in Section 6(b).

“Second Tranche Purchase Price” means, with respect to each Purchaser, an amount equal to such Purchaser’s Second Tranche Subscription Amount divided by 108% (reflecting the OID with respect to such Purchaser’s Second Tranche Note).

“Second Tranche Subscription Amount” has the meaning set forth in Section 2(a)(ii).

“Securities” means the Notes, the Warrants, the Conversion Shares and Warrant Shares.

“Trading Day” means a day on which the Principal Market is open for trading; provided, that in the event that the Class A Ordinary Shares are not listed or quoted for trading on a Trading Market on the date in question, then Trading Day shall mean a Business Day.

“Trading Market” means any of the following markets or exchanges on which the Class A Ordinary Shares are listed or quoted for trading on the date in question: the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the NYSE American, OTCQB, OTCQX, or the OTC Pink (or any successors to any of the foregoing). Notwithstanding the foregoing, term “Trading Market” shall only include the OTC Pink for any interim period of time required upon the Company’s delisting from any other Trading Market provided that the Company shall be required to list its Class A Ordinary Shares for trading or quotation on another Trading Market (excluding the OTC Pink) promptly upon such delisting and the failure to do so shall constitute a default under the terms of this Agreement and the other Transaction Documents.

“Transaction Documents” means this Agreement all exhibits and schedules thereto and hereto, the Notes, the Warrants, the Escrow Agreement, the Irrevocable Transfer Agent Instructions and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Transhare Corporation, the current transfer agent of the Company, with a mailing address of Bayside Center 1, 17755 North US Highway 19, Suite # 140, Clearwater FL 33764 and an email address of jliu@transhare.com, and any successor transfer agent of the Company.

“Warrant Exercise Price” means the exercise price set forth in the Warrants (as may be adjusted pursuant to the terms of the Warrants.

“Warrant Shares” has the meaning set forth in Section 2(b).

2. PURCHASE AND SALE OF NOTES AND WARRANTS.

(a) Convertible Promissory Notes. Subject to the terms and conditions herein including the conditions to closing set forth in Section 3, the Company hereby agrees to sell and issue to the Purchasers and each of the Purchasers hereby agrees, severally and not jointly, to purchase (and hereby subscribe for) from the Company:

(i) on the Initial Tranche Closing Date (as defined below), a Note in the principal face amount designated on such Purchaser’s signature page hereto as such Purchaser’s Initial Tranche Subscription Amount (such amount, such Purchaser’s “Initial Tranche Subscription Amount”) (each, an “Initial Tranche Note”); provided (1) the aggregate Initial Tranche Subscription Amounts of all Purchasers shall not exceed $5,940,000 (the “Initial Tranche Subscription Maximum”), and (2) the aggregate Initial Tranche Purchase Prices of all Purchasers shall not exceed $5,500,000 (the “Initial Tranche Aggregate Purchase Price”); and

(ii) on the Second Tranche Closing Date (as defined below), a Note in the principal face amount designated on such Purchaser’s signature page hereto as such Purchaser’s Second Tranche Subscription Amount (such amount, such Purchaser’s “Second Tranche Subscription Amount”) (each a “Second Tranche Note”); provided, (1) the aggregate Second Tranche Subscription Amounts of all Purchasers shall not exceed $5,940,000 (the “Second Tranche Subscription Maximum”), such that the total aggregate Second Tranche Subscription Amounts of all Purchasers, when added to the total aggregate Initial Tranche Subscription Amounts of all Purchasers, shall not exceed $11,880,000 (the “Maximum Subscription Amount”), and (2) the aggregate Second Tranche Purchase Prices of all Purchasers shall not exceed $5,500,000 (the “Second Tranche Aggregate Purchase Price”), such that the total aggregate Second Tranche Purchase Prices of all Purchasers, when added to the total aggregate Initial Tranche Purchase Prices of all Purchasers, shall not exceed $11,000,000 (the “Aggregate Purchase Price”).

Each Note will, among other things, (i) be issued with an 8% original issue discount (the “OID”), such that the aggregate OID for the Maximum Subscription Amount of Notes shall be equal to $880,000 (the “Aggregate OID”); (ii) shall mature on the date that is 24 months from the applicable issuance date of such Note, and (iii) be substantially in the form of Exhibit A attached hereto with the blanks appropriately filled. The OID shall be non-refundable and be fully earned as of the date of issuance of each Note and shall be reflected in the difference between the face amount of each Note and the purchase price paid by the applicable Purchaser at each Closing.

(b) Warrants. As additional consideration for the purchase by the Purchasers of the Notes, the Company agrees to issue to each Purchaser, simultaneously with the issuance of each Note purchased by such Purchaser on the applicable Closing Date, a Warrant to purchase a number of Class A Ordinary Shares. Each such Warrant shall, among other things, (i) provide for the purchase by the applicable Purchaser of a number of Class A Ordinary Shares (the “Warrant Shares”) equal to 100% of the number of Conversion Shares issuable under the Note issued to such Purchaser on the applicable Closing Date (determined as of the applicable Closing Date), subject to adjustment upon the occurrence of certain events as set forth in the Warrants, (ii) be exercisable at the Warrant Exercise Price; and (iii) be substantially in the form of Exhibit B attached hereto with the blanks appropriately filled.

(c) Closings. The purchase of Notes and Warrants hereunder shall occur in two (2) or more Closings, consisting of the Initial Tranche Closing and the Second Tranche Closing, or, upon an Accelerated Payment pursuant to Section 2(d), one or more additional Closings for the applicable portion(s) of the Initial Tranche Notes and related Warrants and/or Second Tranche Notes and related Warrants that would otherwise have been issuable on the Initial Tranche Closing Date or the Second Tranche Closing Date, as applicable, until such time as subscriptions for the sale of the Notes and Warrants hereunder in an aggregate principal amount equal to the Maximum Subscription Amount are funded by the Purchasers. Each Closing shall take place remotely by electronic transfer of the documentation required for each Closing.

(i) Subject to Section 8 and Section 2(d), the initial Closing (the “Initial Tranche Closing”) shall take place on the Trading Day on which all conditions set forth in Section 3(a)(i), Section 3(a)(ii) and Section 3(b)(i), in each case, have been satisfied or waived, unless the parties mutually agree in writing to consummate the Initial Tranche Closing on a different date (the “Initial Tranche Closing Date”).

(ii) Subject to Section 8 and Section 2(d), provided that all conditions set forth in Section 3(a)(i), Section 3(a)(iii) and Section 3(b)(ii), in each case, have been satisfied or waived on or prior to the Second Tranche Closing Date (as defined below), the second Closing (the “Second Tranche Closing”) shall take place on the thirtieth (30th) calendar day following the Effective Date (or if such day is not a Trading Day, on the next succeeding Trading Day), unless the parties mutually agree in writing to consummate the Second Tranche Closing on a different date (the “Second Tranche Closing Date”).

(d) Lead Investor’s Right to Accelerate Payment; Accelerated Closings. Notwithstanding anything to the contrary set forth herein regarding the timing of the Initial Tranche Closing Date or the Second Tranche Closing Date, the Lead Investor shall have the sole and exclusive right, exercisable in its sole and absolute discretion, to purchase all or any portion of the Lead Investor’s Initial Tranche Subscription Amount and/or Second Tranche Subscription Amount of Notes and Warrants in advance of the foregoing dates by making the payments required to purchase the applicable portion of the Lead Investor’s Initial Tranche Subscription Amount and/or Second Tranche Subscription Amount of Notes and Warrants under Section 2(e)(ii) and/or Section 2(f)(ii) below, as applicable, in advance of such dates (any such payment, an “Accelerated Payment”). In the event that the Lead Investor makes an Accelerated Payment under this Section 2(d), the Lead Investor shall, on the date of such Accelerated Payment, provide written notice to the other Purchasers (an “Accelerated Payment Notice”), which Accelerated Payment Notice shall indicate (i) that the Lead Investor has made an Accelerated Payment and (ii) the applicable portion of the Lead Investor’s Initial Tranche Subscription Amount and/or Second Tranche Subscription Amount of Notes and Warrants, as applicable, which were purchased by the Lead Investor pursuant to the Accelerated Payment (the “Applicable Portion”), and each of the other Purchasers shall be required to purchase the Applicable Portion of such Purchaser’s respective Initial Tranche Subscription Amount and/or Second Tranche Subscription Amount of Notes and Warrants, as applicable, by making the payments required to purchase the Applicable Portion of such Purchaser’s respective Initial Tranche Subscription Amount and/or Second Tranche Subscription Amount of Notes and Warrants under Section 2(e)(ii) and/or Section 2(f)(ii) below, by no later than two (2) Business Days following delivery of the applicable Accelerated Payment Notice (the “Accelerated Participation Deadline”). Notwithstanding anything to the contrary set forth herein, if any Purchaser fails to make the payments required by this Section 2(d) to purchase the Applicable Portion of its respective Initial Tranche Subscription Amount and/or Second Tranche Subscription Amount of Notes and Warrants, as applicable, on or prior to the applicable Accelerated Participation Deadline (any such Purchaser, a “Defaulting Purchaser”), then such Defaulting Purchaser shall be deemed to have forfeited all and any right of such Defaulting Purchaser to purchase any Notes and Warrants under this Agreement, and the Lead Investor shall have the sole and exclusive right, exercisable in its sole and absolute discretion, to purchase 100% of the Initial Tranche Subscription Amount and/or Second Tranche Subscription Amount of Notes and Warrants of the Defaulting Purchaser (“Defaulting Purchaser Notes and Warrants”) in lieu of such Defaulting Purchaser under this Agreement, on the terms and conditions set forth in this Agreement that originally applied to such Defaulting Purchaser prior to the application of this Section 2(d). As used in this Agreement, “Accelerated Closing” means any Closing occurring as a result of the application of this Section 2(d) in advance of the Initial Tranche Closing Date or the Second Tranche Closing Date, as applicable. In connection with any Accelerated Closing, the Company shall deliver to each Purchaser the applicable Company Initial Tranche Closing Documents and/or Company Second Tranche Closing Documents substantially concurrently with the advancement by such Purchaser’s respective payments required to purchase the Applicable Portion of such Purchaser’s Initial Tranche Subscription Amount and/or Second Tranche Subscription Amount of Notes and Warrants under Section 2(e)(ii) and/or Section 2(f)(ii) below, as applicable.

(e) Initial Tranche Closing Deliveries.

(i) Initial Tranche Company Deliveries. On or prior to the Initial Tranche Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following (the “Company Initial Tranche Closing Documents”):

(1) this Agreement duly executed by the Company;

(2) a Note issued in favor of such Purchaser in the principal amount of such Purchaser’s Initial Tranche Subscription Amount, duly executed by the Company;

(3) a Warrant issued in favor of such Purchaser providing for the purchase of the applicable number of Warrant Shares determined in accordance with Section 2(b), duly executed by the Company;

(4) the Escrow Agreement, duly executed by the Company;

(5) a copy of the Irrevocable Transfer Agent Instructions (as defined below) (in the form reasonably acceptable to, and approved by, such Purchaser and the Transfer Agent), duly executed by the Company and the Transfer Agent;

(6) the Prospectus Supplement;

(7) legal opinion(s) of (A) Ortoli Rosenstadt LLP, the Company’s U.S. counsel, and (B) Mourant Ozannes (British Virgin Islands), the Company’s British Virgin Islands counsel, each dated as of the Initial Tranche Closing Date and in form and substance acceptable to the Lead Investor, addressed to the Purchasers;

(8) a Certificate of Good Standing of the Company from its jurisdictions of incorporation dated no later than two Business Days prior to the Initial Tranche Closing Date;

(9) a certificate, executed by the Chief Executive Officer of the Company (each, an “Officer’s Certificate”), dated as of the Initial Tranche Closing Date attesting that each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date, including, without limitation the issuance of all the Notes and Warrants on the applicable Closing Date and that the Company has a sufficient number of duly authorized Class A Ordinary Shares reserved for issuance as may be required to fulfill its obligations pursuant to the Transaction Documents; and

(10) such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as the Lead Investor or its counsel may reasonably request;

provided, notwithstanding anything to the contrary set forth herein, in the case of an Accelerated Closing under Section 2(d) for the Applicable Portion of any Purchaser’s Initial Tranche Subscription Amount of Notes and Warrants, (A) the Note to be delivered by the Company to such Purchaser under the foregoing clause (2) of this Section 2(e)(i) at such Accelerated Closing shall be in the principal amount of the Applicable Portion of such Purchaser’s Initial Tranche Subscription Amount, and (B) the Warrant to be delivered by the Company to such Purchaser under the foregoing clause (3) of this Section 2(e)(i) at such Accelerated Closing shall provide for the purchase of the Applicable Portion of Warrant Shares determined in accordance with Section 2(b).

(ii) Initial Tranche Purchaser Deliveries. On or prior to the Initial Tranche Closing Date, each Purchaser shall deliver or cause to be delivered to the Company and/or the Escrow Agent the following, as applicable:

(1) this Agreement, duly executed by such Purchaser;

(2) solely in the case of the Lead Investor, the Escrow Agreement, duly executed by Lead Investor and the Escrow Agent;

(3) such Purchaser’s Initial Tranche Purchase Price, minus (A) solely in the case of Lead Investor, the amount equal to the sum of (I) the Origination Fee plus (II) the legal fees and expenses of Lead Investor to be reimbursed by the Company to Lead Investor pursuant to Section 6(c), minus (B) such Purchaser’s Initial Tranche Escrow Amount (unless the Lead Investor provides written notice to the Purchasers prior to the Initial Tranche Closing Date that the transaction documents for the Initial Tranche Preferred Stock Purchase have been executed and delivered by the Company on or prior to the Initial Tranche Closing Date, as determined by Lead Investor in its discretion in accordance with Section 6(b), in which case the deduction from such Purchaser’s Initial Tranche Purchase Price in this clause (B) shall not apply), in cash by wire transfer to the account of the Company in accordance with the Company wire instructions set forth on Schedule I attached hereto; and

(4) such Purchaser’s Initial Tranche Escrow Amount, in cash by wire transfer to the account of the Escrow Agent in accordance with the Escrow Agent wire instructions set forth on Schedule II attached hereto, provided, notwithstanding the foregoing, that if the Lead Investor provides written notice to the Purchasers prior to the Initial Tranche Closing Date that the transaction documents for the Initial Tranche Preferred Stock Purchase have been executed and delivered by the Company on or prior to the Initial Tranche Closing Date, as determined by Lead Investor in its discretion in accordance with Section 6(b), then the payment of such Purchaser’s Initial Tranche Escrow Amount to the account of the Escrow Agent under this clause (4) shall not be required;

provided, in the case of an Accelerated Closing under Section 2(d) for the Applicable Portion of any Purchaser’s Initial Tranche Subscription Amount of Notes and Warrants, the amount(s) to be delivered by such Purchaser under the foregoing clauses (3) and (4) of this Section 2(e)(ii) with respect to such Accelerated Closing shall be such amounts equal to the Applicable Portion of the amounts to be delivered by such Purchaser under the foregoing clauses (3) and (4).

(f) Second Tranche Closing Deliveries.

(i) Second Tranche Company Deliveries. On or prior to the Second Tranche Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following (the “Company Second Tranche Closing Documents”):

(1) a Note issued in favor of such Purchaser in the principal amount of such Purchaser’s Second Tranche Subscription Amount, duly executed by the Company;

(2) a Warrant issued in favor of such Purchaser providing for the purchase of the applicable number of Warrant Shares determined in accordance with Section 2(b), duly executed by the Company;

(3) a copy of the Irrevocable Transfer Agent Instructions (as defined below) (in the form reasonably acceptable to, and approved by, such Purchaser and the Transfer Agent), duly executed by the Company and the Transfer Agent;

(4) legal opinion(s) of (A) Ortoli Rosenstadt LLP, the Company’s U.S. counsel, and (B) Mourant Ozannes (British Virgin Islands), the Company’s British Virgin Islands counsel, each dated as of the Second Tranche Closing Date and in form and substance acceptable to the Lead Investor, addressed to the Purchasers;

(5) an Officer’s Certificate, dated as of the Second Tranche Closing Date attesting that each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date, including, without limitation the issuance of all the Notes and Warrants on the applicable Closing Date and that the Company has a sufficient number of duly authorized Class A Ordinary Shares reserved for issuance as may be required to fulfill its obligations pursuant to the Transaction Documents; and

(6) such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as the Lead Investor or its counsel may reasonably request;

provided, notwithstanding anything to the contrary set forth herein, in the case of an Accelerated Closing under Section 2(d) for the Applicable Portion of any Purchaser’s Second Tranche Subscription Amount of Notes and Warrants, (A) the Note to be delivered by the Company to such Purchaser under the foregoing clause (1) of this Section 2(f)(i) at such Accelerated Closing shall be in the principal amount of the Applicable Portion of such Purchaser’s Second Tranche Subscription Amount, and (B) the Warrant to be delivered by the Company to such Purchaser under the foregoing clause (2) of this Section 2(f)(i) at such Accelerated Closing shall provide for the purchase of the Applicable Portion of Warrant Shares determined in accordance with Section 2(b).

(ii) Second Tranche Purchaser Deliveries. On or prior to the Second Tranche Closing Date, each Purchaser shall deliver or cause to be delivered to the Company and/or the Escrow Agent the following, as applicable:

(1) such Purchaser’s Second Tranche Purchase Price, minus such Purchaser’s Second Tranche Escrow Amount (unless the Lead Investor provides written notice to the Purchasers prior to the Second Tranche Closing Date that the transaction documents for the Second Tranche Preferred Stock Purchase have been executed and delivered by the Company on or prior to the Second Tranche Closing Date, as determined by Lead Investor in its discretion in accordance with Section 6(b), in which case the deduction from such Purchaser’s Second Tranche Purchase Price in this clause shall not apply), in cash by wire transfer to the account of the Company in accordance with the Company wire instructions set forth on Schedule I attached hereto; and

(2) such Purchaser’s Second Tranche Escrow Amount, in cash by wire transfer to the account of the Escrow Agent in accordance with the Escrow Agent wire instructions set forth on Schedule II attached hereto, provided, notwithstanding the foregoing, that if the Lead Investor provides written notice to the Purchasers prior to the Second Tranche Closing Date that the transaction documents for the Second Tranche Preferred Stock Purchase have been executed and delivered by the Company on or prior to the Second Tranche Closing Date, as determined by Lead Investor in its discretion in accordance with Section 6(b), then the payment of such Purchaser’s Second Tranche Escrow Amount to the account of the Escrow Agent under this clause (2) shall not be required;

provided, in the case of an Accelerated Closing under Section 2(d) for the Applicable Portion(s) of any Purchaser’s Second Tranche Subscription Amount of Notes and Warrants, the amount(s) to be delivered by such Purchaser under the foregoing clauses (1) and (2) of this Section 2(f)(ii) with respect to such Accelerated Closing shall be such amounts equal to the Applicable Portion of the amounts to be delivered by such Purchaser under the foregoing clauses (1) and (2).

3. CLOSING CONDITIONS.

(a) Purchaser Conditions to Closing.

(i) Purchaser Conditions to Each Closing. The obligations of each Purchaser in connection with each Closing are subject to the satisfaction on or prior to the applicable Closing Date of each of the following conditions, provided that these conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser (solely with respect to itself) at any time in its sole discretion by providing the Company with prior written notice thereof:

(1) each and every representation and warranty of the Company made herein shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date);

(2) the Company shall have performed, satisfied and complied in all respects with all obligations, covenants or agreements required to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date under this Agreement;

(3) the Registration Statement shall be effective as of the applicable Closing Date and available for the issuance and sale of the Securities hereunder and the Company shall have delivered to such Purchaser the Prospectus Supplement as required thereunder;

(4) as of the applicable Closing Date, the Class A Ordinary Shares shall be listed on the Principal Market and trading in the Class A Ordinary Shares shall not have been suspended by the SEC or the Principal Market and, at any time prior to the applicable Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, and without regard to any factors unique to such Purchaser, makes it impracticable or inadvisable to purchase the Notes and the Warrants at such Closing;

(5) as of the applicable Closing Date, the Company shall be in good standing with its independent registered public accounting firm;

(6) neither the Company nor any Significant Subsidiary, as such term is defined in Rule 1-02(w) of Regulation S-X for purposes of this definition, shall have suffered a Material Adverse Effect since the Effective Date;

(7) as of the applicable Closing Date, the Company shall not be exposed to any regulatory enforcement action beyond those disclosed in the SEC Reports, if any;

(8) the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale and issuance of the Securities, including without limitation, those required by the Principal Market, if any;

(9) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents and since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect;

(10) prior to the Initial Tranche Closing Date, the Company shall have submitted a Listing of Additional Shares Notification Form with the Principal Market with respect to each issuance of Securities pursuant to the Transaction Documents, including the Conversion Shares issuable under the Notes and the Warrant Shares issuable under the Warrants;

(11) Purchasers shall have received a duly executed letter of direction from the Company addressed to Purchasers, on behalf of itself and Purchasers, directing the disbursement on such Closing Date of the proceeds of the Notes and Warrants being issued by the Company on such Closing Date, in form and substance satisfactory to the Lead Investor;

(12) the 2026 ATM shall be available for sales of Class A Ordinary Shares, and the Company shall have delivered evidence thereof satisfactory to the Lead Investor; and

(13) the Company shall have obtained any approval of the Principal Market necessary, if any, to list the Conversion Shares and the Warrant Shares on the Principal Market.

(ii) Purchaser Conditions to Initial Tranche Closing. The obligations of each Purchaser in connection with the Initial Tranche Closing are subject to the satisfaction on or prior to the Initial Tranche Closing Date of each of the conditions set forth in Section 3(a)(i) and each of the following conditions, provided that these conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser (solely with respect to itself) at any time in its sole discretion by providing the Company with prior written notice thereof:

(1) there shall have been no breach of any obligations, covenants and agreements by the Company under the Transaction Documents and no existing event which, with the passage of time or the giving of notice, would constitute a breach by the Company under the Transaction Documents;

(2) the Company shall have delivered to Lead Investor, a subordination agreement, made by and among Mr. Fu Xiaowei, the Company’s Chief Executive Officer (the “CEO”), the Company and the Lead Investor, pursuant to which Mr. Fu Xiaowei and the Company shall agree to subordinate any rights and obligations in respect of indebtedness of the Company owing to Mr. Fu Xiaowei to the indebtedness of the Company owing to the Purchasers under the Notes, duly executed by the CEO and the Company, in form and substance satisfactory to the Lead Investor; and

(3) the Company shall have delivered the Company Initial Tranche Closing Documents with respect to such Purchaser in accordance with Section 2(e)(i).

(iii) Purchaser Conditions to Second Tranche Closing. The obligations of each Purchaser in connection with each the Second Tranche Closing are subject to the satisfaction on or prior to the Second Tranche Closing Date of each of the conditions set forth in Section 3(a)(i) and each of the following conditions, any of which may be waived in writing by such Purchaser (solely with respect to itself) in its sole discretion:

(1) there shall have been no breach of any obligations, covenants and agreements by the Company under the Transaction Documents and no existing event which, with the passage of time or the giving of notice, would constitute a breach by the Company under the Transaction Documents; and

(2) not less than 15 days prior to the Second Tranche Closing Date, the Company shall have submitted a Listing of Additional Shares Notification Form with the Principal Market with respect to the Notes and Warrants to be issued at the Second Tranche Closing Date and the Conversion Shares and Warrant Shares issuable thereunder, and the Company shall not have received any notice from the Principal Market objecting to the terms of the Transaction Documents;

(3) the Company shall have delivered the Company Second Tranche Closing Documents with respect to such Purchaser in accordance with Section 2(f)(i).

(b) Company Conditions to Closing.

(i) Company Conditions to Initial Tranche Closing. The obligations of the Company in connection with the Initial Tranche Closing are subject to the satisfaction on or prior to the Initial Tranche Closing Date of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(1) the accuracy in all material respects as of the Initial Tranche Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(2) all obligations, covenants and agreements of each Purchaser required to be performed hereunder at or prior to the Initial Tranche Closing Date shall have been performed; and

(3) each Purchaser shall have delivered the items with respect to such Purchaser set forth under Section 2(e)(ii).

(ii) Company Conditions to Second Tranche Closing. The obligations of the Company in connection with the Second Tranche Closing are subject to the satisfaction on or prior to the Second Tranche Closing Date of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(1) the accuracy in all material respects as of the Second Tranche Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(2) all obligations, covenants and agreements of each Purchaser required to be performed hereunder at or prior to the Second Tranche Closing Date shall have been performed; and

(3) each Purchaser shall have delivered the items with respect to such Purchaser set forth under Section 2(f)(ii).

4. PURCHASER’S REPRESENTATIONS AND WARRANTIES.

Each Purchaser, severally and not jointly, represents and warrants to the Company that, as of the date hereof and as of each Closing Date:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Such Purchaser (i) is acquiring the Note and the Warrant and (ii) upon conversion of the Note will acquire the Conversion Shares issuable upon conversion thereof and upon exercise of the Warrant will acquire Warrant Shares issuable upon exercise thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act; provided, however, by making the representations herein, such Purchaser does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement (including without limitation the Registration Statement) or an exemption from registration under the Securities Act. Such Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws.

(c) Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by each Purchaser. Such Purchaser and its advisors, if any, have had (i) the opportunity to review the Transaction Documents and the SEC Reports (as defined below) and has been afforded the opportunity to ask such questions of the Company as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other due diligence investigations conducted by any Purchaser or its advisors, if any, or its representatives shall modify, amend or affect any Purchaser’s right to rely on the Company’s representations and warranties contained herein. Such Purchaser understands that its investment in the Securities involves a high degree of risk. Such Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. Such Purchaser did not learn of the investment in the Securities as a result of any general solicitation or general advertising. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Purchaser is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for statements, representations and warranties contained in this Agreement, in making its investment or decision to invest in the Company.

(d) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of each Purchaser and shall constitute the legal, valid and binding obligations of each Purchaser enforceable against each Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(e) No Conflicts. The execution, delivery and performance by each Purchaser of this Agreement and the consummation by each Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of each Purchaser, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which each Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to each Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of each Purchaser to perform its obligations hereunder.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that, as of the date hereof and as of each Closing Date:

(a) Organization and Qualification; Subsidiaries. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents. Other than the Persons set forth on Schedule 5(a), the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (A) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (B) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing is individually referred to herein as a “Subsidiary.”

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company’s Board of Directors and, other than (i) any filings as may be required by any state securities agencies or pursuant to applicable securities regulations, and (ii) the filing of a Listing of Additional Shares Notification Form with the Principal Market with respect to each issuance of Securities pursuant to the Transaction Documents, including the Conversion Shares issuable under the Notes and the Warrant Shares issuable under the Warrants (clauses (i) and (ii) are collectively referred to as the “Required Filings”) no further filing, consent or authorization is required by the Company, its Board of Directors or stockholders or other governing body. This Agreement has been, and the other Transaction Documents to which it is a party will, prior to the Closing, have been, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c) Issuance of Securities. The issuance of the Securities is duly authorized and (i) when the Notes and Warrants are issued and delivered in accordance with the terms of this Agreement, all such Notes and Warrants shall be validly issued, fully paid and non-assessable and free from all Liens with respect to the issuance thereof, and (ii) when the Conversion Shares and/or Warrant Shares are issued and delivered in accordance with the terms of the Notes or the Warrants, as applicable, and when the register of shareholders (being prime facie evidence of legal title) is updated to reflect the issuance thereof, all such Conversion Shares and/or Warrant Shares shall be validly issued, fully paid and non-assessable and free from all Liens with respect to the issuance thereof. As of each Closing Date, the Company shall have reserved from its duly authorized capital stock not less than 250% of the maximum number of Conversion Shares issuable upon conversion of the Notes (without taking into account any limitations on the conversion of the Notes set forth therein) plus 250% of the maximum number of Warrant Shares issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein). Upon conversion in accordance with the Notes, the Conversion Shares, when issued and when the register of shareholders (being prime facie evidence of legal title) is updated to reflect the issuance thereof, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Class A Ordinary Shares. Upon exercise in accordance with the Warrants, the Warrant Shares, when issued and when the register of shareholders (being prime facie evidence of legal title) is updated to reflect the issuance thereof, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Class A Ordinary Shares.

(d) No Conflicts. Except as set forth on Schedule 5(d), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants) will not (i) result in a violation of the Amended and Restated Memorandum and Articles of Association of the Company as in effect as of the Effective Date and at each Closing (the “Charter Documents”) or other organizational documents of the Company, or any capital stock or other securities of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected assuming, with respect to clauses (ii) and (iii) above, the making of the Required Filings and except in the case of clauses (ii) and (iii) above, for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(e) Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Filings), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. Other than the Required Filings, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to each Closing Date, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.

(f) Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 5(f), including (i) the number of authorized shares of each class of capital stock of the Company, (ii) the number of shares outstanding of each class of capital stock of the Company, (iii) the number of shares of each class of capital stock of the Company reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Notes), (iv) the number of Ordinary Shares owned beneficially, and of record, by Affiliates of the Company, and (v) the number of shares of each class of capital stock held in the treasury of the Company. Except as set forth on Schedule 5(f), the Company has not issued any capital stock or Convertible Securities since its most recently filed Form 20-F, other than (i) pursuant to the exercise of employee stock options under the Company’s stock option plans disclosed in the SEC Reports, (ii) pursuant to the issuance of Class A Ordinary Shares to employees pursuant to the Company’s employee stock purchase plans disclosed in the SEC Reports, and (iii) pursuant to the conversion and/or exercise of Ordinary Share Equivalents outstanding as of the date of the most recently filed Form 20-F of the Company. Except as set forth on Schedule 5(f): (i) no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, (ii) none of the Company’s or any Subsidiary’s issued shares or share capital is subject to preemptive rights or any other similar rights or any liens or Encumbrances suffered or permitted by the Company or any Subsidiary; (iii) other than as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary Shares, Ordinary Share Equivalents or any other capital stock of the Company or any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares, Ordinary Share Equivalents or any other capital stock of the Company or any Subsidiary; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the entry into this Agreement by the Company or the issuance by the Company of the Notes, the Warrants, the Conversion Shares or the Warrant Shares; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries has any liabilities or obligations required to be disclosed in the SEC Reports which are not so disclosed in the SEC Reports, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. To the extent any Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, the Company has fulfilled all of its obligations with respect to such rights and complied with any and all procedures applicable to such rights, and the consummation of the transactions contemplated by the Transaction Documents will not result in any default or breach of any of the Company’s obligations in connection with any such rights. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. “Convertible Securities” means any capital stock or other security of the Company that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Ordinary Shares). The Company has furnished to each Purchaser true, correct and complete copies of the Charter Documents, and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto.

(g) Indebtedness; Liens.

(i) Schedule 5(g)(i) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (A) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (B) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (C) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with the IFRS (as defined below).

(ii) Schedule 5(g)(ii) sets forth as of the date hereof all Liens encumbering any property or assets of the Company or any Subsidiary.

(h) SEC Reports; Financial Statements.

(i) The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has delivered or has made available to each Purchaser or its representatives true, correct and complete copies of each of the SEC Reports not available on the EDGAR system. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Reports, and none of the SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) As of their respective dates, the financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with International Financial Reporting Standards applied on a consistent basis during the periods involved (“IFRS”) (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to each Purchaser which is not included in the SEC Reports contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating amending or restating any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Reports (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with IFRS and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(i) Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in the SEC Reports, except as set forth on Schedule 5(i), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries has incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s or any Subsidiary’s financial statements pursuant to IFRS or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans, (vi) neither the Company nor any Subsidiary has sold any assets, individually or in the aggregate, outside of the ordinary course of business, and (vii) neither the Company nor any Subsidiary has made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 5(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j) Solvency. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at any Closing, will not be Insolvent (as defined below). For purposes of this Section 5(j), “Insolvent” means, with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total indebtedness, (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(k) No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth on Schedule 5(k), no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form F-1 filed with the SEC relating to an issuance and sale by the Company of its Class A Ordinary Shares and which has not been publicly announced, (ii) could have a material adverse effect on each Purchaser’s investment hereunder or (iii) could have a Material Adverse Effect.

(l) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that each Purchaser is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule thereto) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the Class A Ordinary Shares (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that each Purchaser is not acting as a financial advisor or fiduciary of the Company with respect to the Transaction Documents and the transactions contemplated hereby, and any advice given by each Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to each Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(m) No General Solicitation; Certain Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Purchaser or its investment advisor) relating to or arising out of the transactions contemplated hereby (including without limitation, any fees or commissions payable to the Placement Agent, who is the Company’s sole placement agent in connection with the transactions contemplated by this Agreement). The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim relating to any such payment. Except as disclosed in the Prospectus Supplement, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(n) No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or caused this offering of the Securities to require approval of shareholders of the Company for purposes of the Securities Act or under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation.

(o) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares and Warrant Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Conversion Shares pursuant to the terms of the Notes and to issue the Warrant Shares pursuant to the terms of the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(p) Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Charter Documents or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to each Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and each Purchaser’s ownership of the Securities. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Class A Ordinary Shares or a change in control of the Company or any of its Subsidiaries.

(q) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its certificate or memorandum and articles of association, articles of incorporation, bylaws or other organizational or charter documents, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on Schedule 5(q), the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Class A Ordinary Shares by the Principal Market in the foreseeable future. During the two years prior to the date hereof, (i) the Class A Ordinary Shares have been listed on the Principal Market, (ii) trading in the Class A Ordinary Shares has not been suspended by the SEC or the Principal Market and (iii) except as set forth in the SEC Reports, the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Class A Ordinary Shares from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(r) Foreign Corrupt Practices. Neither the Company nor any director, officer, nor to the knowledge of the Company or any Subsidiary, any agent, employee, or other person acting for or on behalf of the Company (individually and collectively, a “Company Affiliate”) have violated the FCPA or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate, to the knowledge of the Company or any Subsidiary, offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(s) Sarbanes-Oxley Act. The Company and each Subsidiary is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.

(t) Transactions With Affiliates. Since January 1, 2024, except as disclosed in the SEC Reports, no current or former employee, partner, director, officer or stockholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through an Eligible Market), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, stockholder or director of the Company or any of its Subsidiaries or, to the Knowledge of the Company, member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

(u) Litigation. There is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Class A Ordinary Shares or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 5(u). No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act. After reasonable inquiry of its employees, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Except as set forth in the SEC Reports, the Company is not subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(v) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(w) Title to Assets. The Company and each of its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with IFRS and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(x) Subsidiaries; Subsidiary Rights. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports. Other than as disclosed on Schedule 5(x), the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(y) Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”). The net operating loss carryforwards (“NOLs”) for United States federal income tax purposes of the consolidated group of which the Company is the common parent, if any, shall not be adversely effected by the transactions contemplated hereby. The transactions contemplated hereby do not constitute an “ownership change” within the meaning of Section 382 of the Code, thereby preserving the Company’s ability to utilize such NOLs.

(z) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in the SEC Reports, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(aa) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(bb) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(cc) Acknowledgement Regarding Purchaser’s Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, each Purchaser has not been asked by the Company or any of its Subsidiaries to agree, nor has any Purchaser agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) each Purchaser, and counterparties in “derivative” transactions to which each Purchaser is a party, directly or indirectly, presently may have a “short” position in the Class A Ordinary Shares which was established prior to each Purchaser’s knowledge of the transactions contemplated by the Transaction Documents; (iii) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Purchaser may rely on the Company’s obligation to timely deliver shares of Class A Ordinary Shares upon conversion of the Notes as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Class A Ordinary Shares of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release (as defined below) each Purchaser may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable Class A Ordinary Shares) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Conversion Shares deliverable with respect to the Notes and the Warrant Shares deliverable with respect to the Warrants are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable Class A Ordinary Shares), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(dd) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the Knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(ee) U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by each Purchaser, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon each Purchaser’s request.

(ff) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(gg) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the BHCA and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(hh) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(ii) Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(jj) Management. Except as set forth in the SEC Reports, during the past five year period, no current or former officer or director or, to the Knowledge of the Company, no current ten percent (10%) or greater stockholder of the Company or any of its Subsidiaries has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading SEC or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2) Engaging in any particular type of business practice; or

(3) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading SEC to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(kk) Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Class A Ordinary Shares on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ll) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

(mm) Other Covered Persons. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of each Purchaser or potential purchasers in connection with the sale of the Securities.

(nn) Public Utility Holding Act. None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(oo) Federal Power Act. None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(pp) ERISA Compliance. Except in each case that would not reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any Subsidiary nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(qq) Environmental Laws. The Company and its Subsidiaries (A) are in compliance with all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. No Hazardous Materials (A) have been disposed of or otherwise released from any Real Property of the Company or any of its Subsidiaries in violation of any Environmental Laws; or (B) are present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws.  No prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a material adverse effect on the business of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries knows of any other person who or entity which has stored, treated, recycled, disposed of or otherwise located on any real property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls. None of the Real Properties are on any federal or state “Superfund” list or Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

(rr) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided each Purchaser or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to each Purchaser regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4.

(ss) Listing and Maintenance Requirements. The Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Class A Ordinary Shares under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as disclosed in SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from the Principal Market or any other Trading Market on which the Class A Ordinary Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market or such other Trading Market, as applicable. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(tt) SEC and Principal Market Matters. The Class A Ordinary Shares are listed on the Principal Market. No suspension of trading of the Class A Ordinary Shares by the SEC or the Principal Market is in effect.

(uu) Shell Company Status. The Company is not an issuer identified in, or subject to, Rule 144(i) under the Securities Act.

(vv) Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 promulgated under the Securities Act.

(ww) DTC Eligibility. The Company, through its Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (“FAST”) Program and utilizes DTC’s Deposit/Withdrawal at Custodian (“DWAC”) service, and the Class A Ordinary Shares may be issued and transferred electronically to third parties via DTC’s DWAC service. The Company has not, in the 12 months preceding the date of this Agreement, received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Class A Ordinary Shares, or electronic trading or settlement services with respect to the Class A Ordinary Shares are being imposed or are contemplated by DTC.

(xx) Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied, to the SEC’s satisfaction, with all requests of the SEC for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or, to the knowledge of the Company, are pending or contemplated or threatened by the SEC. At the time the Registration Statement and the Company’s most recent Annual Report on Form 20-F for periods after December 31, 2022 was filed with the SEC, the Company met the then-applicable requirements for use of Form F-3 under the Securities Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time they were or hereafter are filed with the SEC, or became effective under the Exchange Act, as the case may be, complied and will comply with in all material respects with the requirements of the Exchange Act. The Company is eligible to use Form F-3 under the Securities Act and it meets the transaction requirements as set forth in General Instruction I.B.1 of Form F-3.

(yy) Prospectus Supplement Disclosure. The Prospectus Supplement when filed complied in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act, and did not, and at each Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus Supplement (including any prospectus wrapper), as of its date, did not, and at each Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents required to be described in the Prospectus Supplement or to be filed as an exhibit to the Registration Statement which have not been described or filed as required. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form F-3 filed with the SEC relating to an issuance and sale by the Company of any Class A Ordinary Shares or any Ordinary Share Equivalents and which has not been publicly announced, (ii) could have a material adverse effect on each Purchaser’s investment hereunder or (iii) could have a Material Adverse Effect.

6. COVENANTS AND OTHER AGREEMENTS.

(a) Negative Covenants. Until the later of (i) the date that all the of the Notes have been repaid in full or fully converted into Class A Ordinary Shares pursuant to the terms of this Agreement and the Notes, and (ii) the date that the Purchasers collectively hold, or have the right to acquire, Notes and/or Conversion Shares issued upon conversion thereof representing an aggregate principal balance of less than $250,000, the Company shall not, and shall not permit any Subsidiary to, do any of the following without the Lead Investor’s prior written consent:

(i) (1) amend its certificate or memorandum and articles of association, articles of incorporation, bylaws or other or other applicable governing documents in any manner that, in the determination of any Purchaser exercisable in its sole and absolute discretion, adversely affects any rights of the holders of Notes or Conversion Shares, or any rights of the holders of Warrants or Warrant Shares, (2) whether or not prohibited by the terms of the Notes or the Warrants, circumvent a right or preference of the Notes or the Warrants, or (3) enter into any agreement with respect to any of the foregoing;

(ii) sell, transfer or otherwise dispose of any material assets required for the operations of the Company or its Subsidiaries and/or the Company’s or its Subsidiaries’ business except in the ordinary course of business, consistent with past practices;

(iii) make or declare, directly or indirectly, any dividend (in cash, stock, return of capital, or any other form of assets) on, or make any other payment or distribution with respect to any securities;

(iv) except in connection with (1) the incurrence of indebtedness in connection with any one or more issuance of the Notes pursuant to this Agreement and (2) indebtedness existing as of the Effective Date, incur indebtedness for borrowed money, purchase money indebtedness or lease obligations that would be required to be capitalized on a balance sheet prepared in accordance with GAAP, or guaranty the obligations of any other Person, in an aggregate amount at any time outstanding in excess of $100,000 in any individual transaction or $250,000 in the aggregate;

(v) other than Liens outstanding on the Effective Date, permit Liens to exist on its assets and properties securing indebtedness of the Company or any of its Subsidiaries in an aggregate amount at any time outstanding in excess of $100,000 in any individual transaction or $250,000 in the aggregate;

(vi) except for the Initial Tranche Preferred Stock Purchase and the Second Tranche Preferred Stock Purchase, invest in, purchase or acquire, directly or indirectly, in one or a series of related transactions, any assets or capital stock of any Person, wherein the aggregate purchase price or other consideration payable for such assets or capital stock shall exceed $100,000 in any one transaction or $250,000, in the aggregate;

(vii) except for Exempt Issuances, take any action to authorize, create or issue any securities;

(viii) enter into any transaction with any of the Company’s or its Subsidiaries’ officers, directors or employees or any Person, directly or indirectly, controlled by or under common control with the Company, its Subsidiaries or any of their officers, directors or employees (a “Related Party”) including, without limitation, any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any Related Party, except for transactions entered into in the ordinary course with employees that are approved by the Company’s Board of Directors including the unanimous approval of the independent members thereof;

(ix) effect or permit, or offer or agree to effect or permit, a Change of Control with respect to the Company or any Subsidiary;

(x) discontinue the businesses in which it is engaged as of the Effective Date, or engage in any business other than the businesses in which it is engaged as of the Effective Date or any businesses or activities substantially similar or related thereto or ancillary to the operation thereof;

(xi) sell, lease, transfer, mortgage, pledge, otherwise encumber or dispose of any of its material assets (other than sales of products to customers in the ordinary course), waive or release any rights of material value, or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it;

(xii) materially increase in any manner the compensation or fringe benefits of any of its directors, officers, employees, including any increase of pension or retirement allowance, life insurance premiums or other benefit payments to any such directors, officers or employees, or commit itself to any employment agreement or employment arrangement with or for the benefit of any officer;

(xiii) fail to remain in good standing with all applicable regulatory authorities, its independent registered public accounting firm and its outside counsel;

(xiv) reclassify the Class A Ordinary Shares or any other shares or any class or series of capital stock hereafter which in any manner adversely affects any holder of Notes or Warrants; or

(xv) enter into any agreement to effectuate any of the foregoing actions.

(b) Use of Proceeds.

(i) From the proceeds of the Initial Tranche Aggregate Purchase Price (i.e., $5,500,000), the Company shall use: (1) $4,125,000 for working capital purposes, including without limitation (A) repayment of the Secured Promissory Note in the principal amount of $1,100,000 dated as of January 28, 2026, issued by the Company in favor of Ault Lending, LLC, to the extent still outstanding, (B) payment to the Lead Investor of the Origination Fee and reimbursement of Lead Investor’s legal fees and expenses under Section 6(c), provided the Origination Fee and such legal fees and expenses shall be deducted from Lead Investor’s payment of its Initial Tranche Purchase Price in accordance with Section 6(c), and (C) payment of the Placement Agent’s fees in connection with the transactions contemplated by this Agreement; (2) $375,000 for investor relations and public relations purposes, and (3) $1,000,000 to purchase preferred stock of Ault & Company, Inc., a Delaware corporation (“Ault & Company”), on terms and conditions and pursuant to transaction documents satisfactory to Lead Investor (the “Initial Tranche Preferred Stock Purchase”); provided, notwithstanding anything to the contrary set forth herein, that if the transaction documents for the Initial Tranche Preferred Stock Purchase are not executed and delivered by the Company on or prior to the Initial Tranche Closing Date, as determined by Lead Investor in its discretion, then, subject to the conditions to closing set forth in Section 3, the Purchasers shall fund a portion of their respective Initial Tranche Purchase Price equal to their respective Initial Tranche Escrow Amount into escrow pursuant to the wire instructions of the Escrow Agent set forth on Schedule II attached hereto, to be held in escrow subject to the Escrow Agreement until such time as (A) the transaction documents for the Initial Tranche Preferred Stock Purchase are executed and delivered by the Company to the satisfaction of the Lead Investor and (B) not less than $1,000,000 in funds shall have been received by the Escrow Agent into escrow for the purpose of consummating the Initial Tranche Preferred Stock Purchase, and upon the satisfaction of the release conditions set forth in the foregoing clauses (A) and (B), such funds shall be released to pay the account of Ault & Company for the purchase by the Company of the Ault & Company preferred stock in the Initial Tranche Preferred Stock Purchase, in accordance with the wire instructions of Ault & Company set forth in the Escrow Agreement or as otherwise directed by Lead Investor.

(ii) From the proceeds of the Second Tranche Aggregate Purchase Price (i.e., $5,500,000), the Company shall use: (1) $4,125,000 for working capital purposes, (2) $375,000 for investor relations and public relations purposes, and (3) $1,000,000 to purchase preferred stock of Ault & Company, on terms and conditions and pursuant to transaction documents satisfactory to Lead Investor (the “Second Tranche Preferred Stock Purchase”); provided, notwithstanding anything to the contrary set forth herein, that if the transaction documents for the Second Tranche Preferred Stock Purchase are not executed and delivered by the Company on or prior to the Second Tranche Closing Date, as determined by Lead Investor in its discretion, then, subject to the conditions to closing set forth in Section 3, the Purchasers shall fund a portion of their respective Second Tranche Purchase Price equal to their respective Second Tranche Escrow Amount into escrow pursuant to the wire instructions of the Escrow Agent set forth on Schedule II attached hereto, to be held in escrow subject to the Escrow Agreement until (A) the transaction documents for the Second Tranche Preferred Stock Purchase are executed and delivered by the Company to the satisfaction of the Lead Investor and (B) not less than $1,000,000 in funds shall have been received by the Escrow Agent into escrow for the purpose of consummating the Second Tranche Preferred Stock Purchase, and upon the satisfaction of the release conditions set forth in the foregoing clauses (A) and (B), such funds shall be released to pay the account of Ault & Company for the purchase by the Company of the Ault & Company preferred stock in the Second Tranche Preferred Stock Purchase, in accordance with the wire instructions of Ault & Company set forth in the Escrow Agreement or as otherwise directed by Lead Investor.

(c) Fees and Expenses. The Company shall (i) pay Lead Investor a one-time due diligence and structuring fee equal to $220,000 (the “Origination Fee”), and (ii) reimburse Lead Investor the non-accountable sum of $175,000 for legal fees and expenses incurred by Lead Investor in connection with this Agreement, which amounts shall be deducted from Lead Investor’s payment of the Lead Investor’s Initial Tranche Purchase Price at the Initial Tranche Closing. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion notice or exercise notice or delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers. In addition, the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, depositary fees, DTC fees or broker’s commissions (other than for Persons engaged by any Purchaser) relating to or arising out of the transactions contemplated hereby (including, without limitation, (x) any fees or commissions payable to the Placement Agent, who is the Company’s sole placement agent in connection with the transactions contemplated by this Agreement and (y) any fees required for same-day processing of any instruction letter delivered by the Company and any conversion notice or exercise notice delivered by a Purchaser), and any stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Purchasers.

(d) Best Efforts. Each Purchaser shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Sections 2(e)(ii), 2(f)(ii) and 3 of this Agreement. The Company shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Sections 2(e)(i), 2(f)(i) and 3(a) of this Agreement.

(e) Blue Sky. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to each Purchaser at the applicable Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Purchaser on or prior to the applicable Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to each Purchaser.

(f) Reporting Status. For so long as any of the Notes, Warrants, Conversion Shares or Warrant Shares remain outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(g) Financial Information. The Company agrees to send the following to each Purchaser during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 20-F, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 6-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, e-mail copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(h) Listing; DTC Eligibility. Prior to the Initial Tranche Closing, the Company shall apply to list all of the Conversion Shares and the Warrant on the Principal Market and promptly secure such listing on such Principal Market, and thereafter shall maintain the listing on the Principal Market of all Conversion Shares and Warrant Shares from time to time issuable under the terms of the Transaction Documents. Without limiting the foregoing, the Company further agrees that if the Company applies to have the Class A Ordinary Shares traded on any other Trading Market, it will then include in such application all of the Conversion Shares, and will take such other action as is necessary to cause all of the Conversion Shares to be listed or quoted on such other Trading Market as promptly as possible.  The Company shall maintain the listing or authorization for quotation (as the case may be) of the Class A Ordinary Shares on the Principal Market, the Nasdaq Global Market, the Nasdaq Global Select Market, The New York Stock Exchange or the NYSE American (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Class A Ordinary Shares on the Principal Market or any Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6(h). The Company agrees to maintain the eligibility of the Class A Ordinary Shares for electronic transfer through DTC or another established clearing corporation, including, without limitation, by timely payment of DTC fees or such other established clearing corporation in connection with such electronic transfer.

(i) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by each Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and each Purchaser, in effecting a pledge of Securities, shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by each Purchaser.

(j) Disclosure of Transactions and Other Material Information.

(i) Disclosure of Transaction. The Company shall, on or before 9:00 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, issue a press release (the “Press Release”) reasonably acceptable to the Lead Investor disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 9:00 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 6-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (the “6-K Filing”). From and after the filing of the 6-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to each Purchaser by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and each Purchaser or any of its affiliates, on the other hand, shall terminate.

(ii) Limitations on Disclosure. Other than as required under the Transaction Documents (but subject to any other disclosure obligations of the Company with respect thereto), the Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide each Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof unless prior thereto each Purchaser shall have consented in writing to the receipt of such information and agreed with the Company to keep such information confidential. If any material, non-public information is required to be provided by the Company or any of its Subsidiaries to each Purchaser pursuant to the Transaction Documents, the Company shall obtain each Purchaser’s prior written consent prior to providing such information to each Purchaser, and if each Purchaser fails to provide such written consent, the Company shall not be deemed to be in breach of any of the Transaction Documents as a result of the failure to provide such information. To the extent that the Company delivers any material, non-public information to each Purchaser without each Purchaser’s prior written consent in breach of the foregoing sentence, the Company hereby covenants and agrees that each Purchaser shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information, provided that each Purchaser shall remain subject to applicable law. Subject to the foregoing, neither the Company, its Subsidiaries nor each Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby, except the Press Release; provided, however, the Company shall be entitled, without the prior approval of each Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 6-K Filing and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) above, each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of each Purchaser (which may be granted or withheld in each Purchaser’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of each Purchaser in any filing, announcement, release or otherwise, except in the 6-K Filing and as otherwise may be required by applicable law or regulations. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that each Purchaser shall not have (unless expressly agreed to by each Purchaser after the date hereof in a written definitive and binding agreement executed by the Company and each Purchaser), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

(k) Reservation of Shares. So long as any Note or Warrant remains outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 250% of the maximum number of Conversion Shares issuable upon conversion of the Notes (assuming for purposes hereof that any such conversion shall not take into account any limitations on the conversion of the Notes as set forth therein) plus 250% of the maximum number of Warrant Shares issuable upon exercise of the Warrants (assuming for purposes hereof that any such exercise shall not take into account any limitations on the exercise of the Warrants as set forth therein) (the “Required Reserve Amount”); provided that at no time shall the number of Class A Ordinary Shares reserved pursuant to this Section 6(k) be reduced other than in connection with any conversion, exercise and/or redemption of the Notes or Warrants, as applicable. If at any time the number of Class A Ordinary Shares authorized and reserved for issuance under the Notes and Warrants is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the shares of capital stock of the Company held by its officers and directors in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(l) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(m) Passive Foreign Investment Company. The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(n) Corporate Existence. For so long as any of the Notes and/or Warrants remains outstanding, the Company shall not be party to any Fundamental Transaction (as defined in the Notes or the Warrants, as applicable) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

(o) Conversion and Exercise Procedures. The form of Conversion Notice (as defined in the Notes) included in the Note sets forth the totality of the procedures required of each Purchaser in order to convert the Notes. The form of Exercise Notice (as defined in the Warrants) included in the Warrants sets forth the totality of the procedures required of each Purchaser in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Notes or Warrants. Without limiting the preceding sentences, no ink-original Conversion Notice or Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice or Exercise Notice form be required in order to convert the Notes or exercise the Warrants, as applicable. The Company shall honor conversions of the Notes and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Notes. The Company shall honor exercises of the Warrants and shall deliver the Warrant Shares in accordance with the terms, conditions and time periods set forth in the Warrants.

(p) Regulation M. The Company will not take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities contemplated hereby.

(q) General Solicitation.  None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any Person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including:  (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(r) Integration.  None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act), or any Person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities in a manner which would require shareholder approval under the rules and regulations of the Principal Market and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of the Principal Market, with the issuance of Securities contemplated hereby.

(s) Registration Statement.

(i) Maintaining the Registration Statement. For so long as any of the Notes, Warrants, Conversion Shares and/or Warrant Shares remain outstanding (the “Registration Period”), the Company shall use its best efforts to maintain the effectiveness of the Registration Statement and the Prospectus Supplement for the sale thereunder of the Conversion Shares and the Warrant Shares (the “Registration Period”). Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that the Registration Statement (including, without limitation, all successor registration statements, amendments and supplements thereto) and the Prospectus Supplement (including, without limitation, all successor prospectus supplements, amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. During the Registration Period, the Company shall notify the Investor promptly if (i) the Registration Statement shall cease to be effective under the Securities Act, (ii) the Class A Ordinary Shares shall cease to be authorized for listing on the Principal Market, (iii) the Class A Ordinary Shares cease to be registered under Section 12(b) or Section 12(g) of the Exchange Act or (iv) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act. Without limiting the foregoing, it shall be an Event of Default under the Notes if (i) at any time the Conversion Shares and/or the Warrant Shares cannot be issued without any restrictive legend, including pursuant to Section 3(a)(9) of the Securities Act or pursuant to the Registration Statement, (ii) the Class A Ordinary Shares shall cease to be authorized for listing on the Principal Market or any Eligible Market, (iii) the Class A Ordinary Shares cease to be registered under Section 12(b) of the Exchange Act or (iv) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act.

(ii) Amendments and Other Filings. The Company shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement or Prospectus Supplement or other related prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act; (iii) provide the Purchaser copies of all correspondence from and to the SEC relating to the Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information).

(iii) Effect of Failure to File Maintain Effectiveness of any Registration Statement. If (i) the Company fails to maintain the Registration Statement covering the resale of all of the Conversion Shares and Warrant Shares required to be covered thereby and required to be filed by the Company pursuant to this Agreement or if the Registration Statement is not effective for any reason or the prospectus contained therein is not available for use for any reason and (ii) the Conversion Shares and/or the Warrant Shares cannot be issued without any restrictive legend, including pursuant to Section 3(a)(9) of the Securities Act, then, as partial relief for the damages to any holder by reason of any such delay in, or reduction of, its ability to sell the Conversion Shares and/or Warrant Shares, as applicable (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), the Company shall pay to each holder of the Notes an amount in cash equal to two percent (2%) of such holder’s original principal amount stated in such holder’s Note on the Closing Date on which such Note was issued (1) on the date of such maintenance failure, and (2) on every thirty (30) day anniversary thereof (in each case, pro rated for periods totaling less than thirty (30) days). In the event the Company fails to make such payment or payments in a timely manner in accordance with the foregoing, such unpaid amount shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full.

7. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Note in which the Company shall record the name and address of the Person in whose name the Note has been issued (including the name and address of each transferee), the principal amount of the Note held by such Person and the number of Conversion Shares issuable pursuant to the terms of the Note. The Company shall keep the register open and available at all times during business hours for inspection of each Purchaser or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its Transfer Agent in a form acceptable to each Purchaser (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Note(s) held by such Purchaser and/or upon exercise of any Warrant held by such Purchaser, as applicable. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 7(b) and instructions set forth in (i) acknowledgment notices in the form of Exhibit II to the Notes to be delivered by the Company to the Transfer Agent in connection with Conversion Notices (as defined in the Notes), and (ii) acknowledgment notices in the form of Exhibit B to the Warrants to be delivered by the Company to the Transfer Agent in connection with Exercise Notices (as defined in the Warrants), will be given by the Company to its Transfer Agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. So long as the Conversion Shares and/or Warrant Shares may be resold pursuant to the Registration Statement, any other effective registration statement, pursuant to Section 3(a)(9) of the Securities Act, in compliance with Rule 144 or pursuant to any other applicable exemption from registration, the Company shall cause the Transfer Agent to issue such Conversion Shares and Warrant Shares upon any conversion of the Notes or exercise of the Warrants without any restrictive legend, and shall (i) cause its counsel to deliver any legal opinion required by the Transfer Agent in connection with any such issuance and (ii) pay for any legal opinion of counsel to any Purchaser required by the Transfer Agent in connection with any such issuance, as applicable. Without limiting the foregoing, if any Purchaser effects a sale, assignment or transfer of the Securities, the Company shall permit the transfer and shall promptly instruct its Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by each Purchaser to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares or Warrant Shares sold, assigned or transferred pursuant to the Registration Statement, any other effective registration statement, pursuant to Section 3(a)(9) of the Securities Act, in compliance with Rule 144 or pursuant to any other applicable exemption from registration, the Company shall cause the Transfer Agent to issue such shares to each Purchaser, assignee or transferee (as the case may be) without any restrictive legend, and shall (i) cause its counsel to deliver any legal opinion required by the Transfer Agent in connection with any such issuance and (ii) pay for any legal opinion of counsel to any Purchaser required by the Transfer Agent in connection with any such issuance, as applicable. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 7(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 7(a), that each Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. Without limiting the foregoing, any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the removal of any legends on any of the Securities shall be borne by the Company.

(c) FAST Compliance. For so long as any of the Notes, Warrants, Conversion Shares or Warrant Shares remain outstanding, the Company shall maintain a Transfer Agent that participates in FAST.

8. TERMINATION.

In the event that the Initial Tranche Closing or an Accelerated Closing shall not have occurred within ten (10) Business Days of the date hereof, then either the Lead Investor or the Company shall have the right to terminate this Agreement with immediate effect by written notice to the other parties to this Agreement (a “Termination Notice”), without liability of such terminating party to the other party or any other parties; provided, that upon any termination of this Agreement under this Section 8, the Company shall return any subscription funds received from any Purchaser prior to such termination within one (1) Business Day following the date of the Termination Notice; provided, however, the right to terminate this Agreement under this Section 8 shall not be available to Lead Investor or the Company if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such party’s breach of this Agreement, as applicable. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company and each of the Purchasers hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company, or payable to or received by each Purchaser, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to each Purchaser, or collection by each Purchaser pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of each Purchaser and the Company and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of each Purchaser, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to each Purchaser under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by each Purchaser under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between each Purchaser, the Company, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by each Purchaser with respect to the Notes, the Warrants or the other Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements each Purchaser has entered into with, or any instruments each Purchaser has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by each Purchaser in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to each Purchaser or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and each Purchaser, or any instruments each Purchaser received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor each Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals and Definitions are part of this Agreement. As a material inducement for each Purchaser to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by each Purchaser, any of its advisors or any of its representatives shall affect each Purchaser’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Reports,” nothing contained in any of the SEC Reports shall affect each Purchaser’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.

(f) Amendments; Waivers. No provision of this Agreement may be amended other than by a written instrument signed by the Company and the Requisite Holders (as defined below), and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(f) shall be binding on each Purchasers and holder of Securities and the Company, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Purchaser without such Purchaser’s prior written consent (which may be granted or withheld in such Purchaser’s sole discretion). Notwithstanding anything in any Transaction Document to the contrary, no waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Requisite Holders may waive any provision of this Agreement or any other Transaction Document, and any waiver of any provision of this Agreement or any other Transaction Document made in conformity with the provisions of this Section 9(f) shall be binding on each Purchaser and holder of Securities and the Company, as applicable; provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Purchaser without such Purchaser’s prior written consent (which may be granted or withheld in such Purchaser’s sole discretion). No waiver of any default with respect to any provision, condition or requirement of this Agreement or any other Transaction Document shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof or thereof, as applicable, nor shall any delay or omission of any party to exercise any right hereunder or thereunder, as applicable, in any manner impair the exercise of any such right. “Requisite Holders” means, (i) on or prior to the date of the first Closing to occur (including any Accelerated Closing), each of the Purchasers, and (ii) after the first Closing to occur hereunder, as of any date of determination, the Purchasers holding at least a majority in interest of the aggregate of (1) all Conversion Shares issued under the Notes, (2) all Warrant Shares issued under the Warrants, (3) all Conversion Shares issuable under the Notes then outstanding (as determined on an as converted basis), and (4) all Warrant Shares issuable upon exercise of the Warrants (as determined on an as exercised basis), in each case as of such date; provided that such majority shall include the Lead Investor.

(g) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

(h) Counsel to Lead Investor; Escrow Agent.  It is expressly understood and agreed by the Company and each of the Purchasers that Olshan Frome Wolosky LLP has acted as counsel only to the Lead Investor, and not to the Company, any other Purchaser or any other Person in connection with the transactions contemplated by the Transaction Documents, and that each of the Company and each Purchaser other than the Lead Investor has relied for such matters on the advice of its own respective legal counsel. Without limiting the foregoing, it is expressly understood and agreed by the Company and each of the Purchasers that the Escrow Agent has acted as legal counsel for the Lead Investor and may continue to act as legal counsel for the Lead Investor, from time to time, notwithstanding its duties as the Escrow Agent under any Escrow Agreement to be entered into in connection this Agreement. The Company and the Purchasers, consent to the Escrow Agent in such capacity as legal counsel for the Lead Investor and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent.

(i) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, at the proper mailing address or e-mail address of the applicable recipient party for notices hereunder set forth below:

If to the Company:

YY Group Holding Limited
60 Paya Lebar Road, #09-13 to 17

Singapore 409051

Attention: Xiaowei Fu
E-Mail: mike@yygroupholding.com

If to any Purchaser:

At the address or email address for notices set forth on such Purchaser’s signature page hereto and to the address of the Lead Investor at the following address:

Ault Lending, LLC

940 South Coast Drive, Suite 200

Costa Mesa, CA 92626

Attention: David J. Katzoff
E-Mail: david@ault.com

With a copy to (which shall not constitute notice):

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attention: Kenneth Schlesinger, Esq.
E-Mail: kschlesinger@olshanlaw.com

or to such other mailing address and/or e-mail address as the recipient party has specified by written notice given to each other party to this Agreement five (5) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(j) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Note. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser, including, without limitation, by way of a Fundamental Transaction (as defined in the Notes or the Warrants, as applicable) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants, as applicable). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

(k) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(n).

(l) Survival. The representations, warranties, agreements and covenants contained herein shall survive each Closing.

(m) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(n) Indemnification. In consideration of each Purchaser’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (C) the status of each Purchaser or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(o) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, Class A Ordinary Shares and any other numbers in this Agreement that relate to the Class A Ordinary Shares shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Class A Ordinary Shares after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for each Purchaser (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(p) Remedies. The Purchaser and in the event of assignment by Purchaser of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(q) Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

(r) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever each Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then each Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(s) Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to each Purchaser hereunder or pursuant to any of the other Transaction Documents or each Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(t) Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(t) referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(1) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(t)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(t)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its duly authorized signatory as of the date first indicated above.

COMPANY:

YY Group Holding Limited

By:
Name:
Title:

PURCHASER SIGNATURE PAGE TO YY GROUP HOLDING LIMITED

SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its duly authorized signatory as of the date first indicated above.

Name of Purchaser: ______________________

Signature of Authorized Signatory of Purchaser: ________________________________________

Name of Authorized Signatory: _______________

Title of Authorized Signatory: _______________

Address and Email Address for Notice to Purchaser:

______________________________

______________________________

______________________________

Email: _____________________

Address for Delivery of Securities to Purchaser (if not same as address for notice):

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Initial Tranche Subscription Amount: US$

Second Tranche Subscription Amount: US$

EIN Number, if applicable, will be provided under separate cover: ________________________

EXHIBIT A

Form of Note

(Attached)

EXHIBIT B

Form of Warrant

(Attached)